Quantitative Transmission Imaging Breast Acoustic CT Scanner INVESTOR PRESENTATION August 2024

2 Disclaimer ABOUT THIS PRESENTATION This investor presentation (this “Presentation”) is provided for informational purposes only. The information contained herein does not purport to be all-inclusive and neither QT Imaging Holdings, Inc. (the “Company”, “QT Imaging Holdings”, “QTI”), nor its respective directors, officers, employees, agents, advisors or affiliates, including QT Imaging, Inc. (“QT Imaging”), makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation, which has not been verified and is subject to change at any time. Viewers of this Presentation should each make their own evaluation of QT Imaging Holdings and of the relevance and accuracy of the information and should make such other investigations as they deem necessary. To the fullest extent permitted by law, no responsibility or liability whatsoever is accepted by QT Imaging Holdings, or its directors, officers, employees, agents, advisors or affiliates for any loss howsoever arising, directly or indirectly, from any use of this Presentation or such information or opinions contained herein or otherwise arising in connection herewith. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of QT Imaging Holdings, or any of its affiliates, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale would be unlawful. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. On June 6, 2017, the U.S. Food and Drug Administration ("FDA") in response to QT Imaging’s Section 510(k) Summary of Safety and Effectiveness premarket notification under the Food, Drug and Cosmetic Act, determined that the QT Breast Scanner is substantially equivalent to the predicate device. Our use of the words “safe”, “safety”, “effectiveness”, and “efficacy” in relation to the QT Breast Scanner in this Presentation and all other QT Imaging related documents is limited to the context of the Section 510(K) Summary of Safety and Effectiveness that was reviewed and responded to by the FDA. TRADEMARKS AND INTELLECTUAL PROPERTY All trademarks, service marks, and trade names of QT Imaging Holdings or its affiliates used herein are trademarks, service marks, or registered trade names of QT Imaging Holdings or its affiliates, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not intended to, and does not imply, a relationship with QT Imaging Holdings or its affiliates, or an endorsement or sponsorship by or of QT Imaging Holdings or its affiliates. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that QT Imaging Holdings or its affiliates will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. Copyright ©2024 QT Imaging Holdings, Inc. All Rights Reserved.

3 Disclaimer FORWARD LOOKING STATEMENTS Certain statements included in this Presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “has the potential to”, “believe”, “may”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “plan”, “predict”, “potential”, “seem”, “seek”, “future”, “outlook”, and similar expressions that indicate or predict future events or trends that are not statements of historical matters. These forward looking statements include, but are not limited to, the potential impact on existing medical technology, the company’s technology, products, business prospects, revenue, client adoptions, commercialization, projections of market opportunity and statements regarding estimates and forecasts of other financial and performance metrics. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of QT Imaging Holdings’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not circumstances intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. In addition, statements regarding the Company’s products, technology, and market opportunity reflect the beliefs and opinions of QT Imaging Holdings’ management on the relevant subject as of this Presentation. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of QT Imaging Holdings. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks related to the rollout of QT Imaging Holdings’ business and the timing of expected business milestones; the demand for QT Imaging Holdings’ products and services; the ability of QT Imaging Holdings to increase sales of its output products in accordance with its plans; issues that could arise during the course of the acquisition of QT scanners by CMSC or the Feasibility Study; the desire of customers and service recipients to continue engaging QT Imaging Holdings; the effects of competition on QT Imaging Holdings’ future business, changes in the Company’s strategy, future operations, financial positions, and product development timeline. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging Holdings presently does not know or believes is immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging Holdings’ expectations, plans or forecasts of future events and views as of the date of this Presentation. QT Imaging Holdings anticipates that subsequent events and developments will cause its assessments to change. However, while QT Imaging Holdings may elect to update these forward-looking statements at some point in the future, its specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing QT Imaging Holdings’ assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Copyright ©2024 QT Imaging Holdings, Inc. All Rights Reserved.

4 Disclaimer NON-GAAP FINANCIAL MEASURES This presentation includes references to EBITDA and Adjusted EBITDA, financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EBITDA is defined as loss before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for equity-based compensation, net change in fair value of the derivative, earnout and warrant liabilities, and transaction expenses. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Investors should not rely on any single financial measure to evaluate QT Imaging’s anticipated business. Certain of the financial metrics in this presentation can be found in QT Imaging’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2024, and the reconciliation of EBITDA and Adjusted EBITDA can be found on pages 38 and 39 of this presentation. Copyright ©2024 QT Imaging Holdings, Inc. All Rights Reserved.

5 QT Imaging Holdings (QTI) Has the Potential to Transform Medical Imaging • QTI is a medical device company with imaging technology that has the potential to transform the industry • QTI Scanner is the only 3D imaging device to receive FDA clearance for use as a transmission and reflection ultrasonic imaging system of a patient’s breast • QTI’s patent-protected technology provides a relatively low-cost, comprehensive, no radiation, no discomfort medical imaging solution • QTI’s technology yields superior performance compared to traditional mammogram with regard to specificity and sensitivity and has similar imaging quality and diagnostic value compared to MRI but is a lower cost and more accessible solution Copyright ©2024 QT Imaging Holdings, Inc. All Rights Reserved.

6 Introduction to the QT Imaging Holdings Management Team Stas Budagov CHIEF FINANCIAL OFFICER Mr. Budagov is serving as CFO of QTI since December 2023. He has more than 15 years of accounting and consulting experience, including consulting public and private clients. Additionally, he has 3 years of audit experience at Ernst & Young. Nasser C. Pirshafiey, MBA CHIEF PRODUCT OFFICER Mr. Pirshafiey has been with QTI since 2017. Previously, he founded and managed a consulting firm providing sustainable practices to industries including medical device, high-tech, and consumer products for giants such as Johnson & Johnson and Siemens. He has 14 inventions filed with the US patent office. Dr. Raluca Dinu CHIEF EXECUTIVE OFFICER Dr. Raluca Dinu is a global business executive, with long public companies' governance experience, offering over 22 years of achievements in the high-tech industry, with an established track record of driving increased revenue and profitability, delivering strong results in turnaround or M&A situations, leading strategic growth, and consolidation in fast-paced business environments. Steve Choate CHIEF OPERATING OFFICER Mr. Steve Choate, appointed as Chief Operations Officer at QTI in April 2024, is responsible for managing the operations organization, ensuring quality, and fostering collaboration with internal, domestic, and international manufacturing partners. Bilal Malik, Ph.D. CHIEF SCIENCE OFFICER Dr. Bilal Malik has over ten years of experience in research, development, and translation of medical devices, both in academia and industry. He is an expert in leading and directing efforts in image and data science and has a track record of successfully leading innovation for medical imaging products. Copyright ©2024 QT Imaging Holdings, Inc. All Rights Reserved.

7 Our Mission • Create disruptive innovation using technology (software, artificial intelligence, and smart physics) to improve medical imaging and thus, healthcare quality and access • Continue to improve our FDA-cleared, high quality, high resolution, native 3D, reproducible image quality regardless of operator or breast size/tissue type breast imaging technology, as well as the techniques for quantifiable analysis, comparison, and training • Introduce the first comprehensive body-safe imaging technology into the marketplace, enabling for the first-time well-person body imaging health screening, and the first health screening medical imaging for infants • Expand the market opportunities beyond hospitals, imaging centers and health centers by supporting additional direct to consumer (DTC) and direct to provider (DTP) approaches to enable the ability to lower health care costs and increase access via personal medical imaging • Improve medical outcomes globally by increasing access to medical imaging NIH has awarded QT Imaging about $18M for new women’s imaging solution Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

8 • FDA cleared for breast Imaging ➢ Breakthrough Device Designation awarded by the FDA provides fast track to unique CPT codes and future clearances • Based on ultrasound principle, with quantitative measure of the intrinsic speed of sound in Breast Tissue • Standardized scanning with operator independent images, unlike hand-held ultrasound (HHUS) • Non-Inferiority over Gold Standard (X-Ray Mammography) • Better resolution compared MRI but without any contrast agent • Volumetric accuracy to determine mass doubling times in weeks • More Sensitive and Specific in Dense Breast • Safe, no radiation, no contrast • No discomfort, painless scans • Less recalls, reduced anxiety • Less unindicated Intervention, Biopsy • Reduce cost of Care • Scanning of women under 40 years not suitable for Mammography • Useful for Cancer Therapy Monitoring Executive Summary Patent-protected technology: 14 granted patents in US/Europe TECHNOLOGICAL CONSIDERATIONS PATIENT CONSIDERATIONS • Evidence Available: Accuracy in comparison with X-ray Mammography, Sensitivity, Specificity, and Density • Clinical Trials in Pipeline CLINICAL CONSIDERATIONS Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

9 Agreement Signed with NXC Imaging A Subsidiary of Canon Medical Systems • Distribution Agreement signed with NXC Imaging marks a major milestone for QTI • Accessing NXC Imaging's distribution channel in the US and the US territories, this agreement provides potential to accelerate the commercial roll-out of QTI’s imaging systems • NXC Imaging will also provide a mature service organization to support QTI’s installed base Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

10 Feasibility Study Agreement Signed with Canon Medical Systems • Canon to initiate studies to evaluate the business, technical, and clinical values of QTI’s ultrasound breast scanner including: − product quality validation − development and manufacturing studies − clinical evaluation − regulatory investigation − market validation • QTI shall provide support for the feasibility study with Canon and shall use its commercially reasonable efforts to facilitate the feasibility study. • All know-how and intellectual property embodied in the QT Scanner are owned by QTI. • During the term of the Feasibility Study Agreement, the QTI shall give Canon first priority in any negotiations for collaborations, including joint development, contract manufacturing, and marketing, with respect to ultrasound breast scanners. Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

BREAST HEALTH

QTI's Technology Has the Opportunity to Transform Several Large Markets

2022 GLOBAL MEDICAL IMAGING MARKET SIZE: $29B[1]

Current Market

BREAST: $5B MARKET[2]

- FDA approved as supplementary screening device for breast imaging
- Aim to revolutionize current imaging paradigm, replacing mammography, ultrasound (handheld and automated), and freeing MRI scanners time



Future Markets – Body Scanner Platform Development

ORTHO: $9B MARKET[3]

- Target replacing MRI examinations
- Primary focus on orthopedic practices



INFANT: $8B MARKET [4]

- New market opportunity given limitations of current imaging modalities for infants



IMAGE-GUIDED PROCEDURES: $5B MARKET[5]

- Commenced feasibility study
- Variety of image-guided procedures including biopsies, injections and cryoablation



(1) Medical Imaging Market Size, Share & Trends Analysis Report by Products (X-Ray, Ultrasound, Computed Tomography, Magnetic Resonance Imaging (MRI), Nuclear Imaging), by End Users (Hospitals, Diagnostic Imaging Centers, Other End Users), by Region (North America, Europe, Asia Pacific, Latin America, Middle East & Africa) - Global Industry Assessment (2016 - 2021) & Forecast (2022 - 2028), Vantage Market Research
(2) Coherent Market Insights
(3) Global Orthopedic Medical Imaging Systems Market Analysis Report 2022: Market to Reach $10.6 Billion by 2026 - The US Corners Orthopedic Medical Imaging Market with Adoption of Innovative Systems, Research and Markets.
(4) Pediatric Imaging Market Size, Share & Trends Analysis Report By Modality (X-ray, Ultrasound, MRI, CT), By Application (Gastroenterology, Cardiology, Oncology), By End User, By Region, And Segment Forecasts, 2020 – 2027, Grandview Research.
(5) Image-guided Therapy Systems Market Size, Share & Trends Analysis Report By Product (Ultrasound Systems, Computed Tomography Scanners), By Application, By End-use, And Segment Forecasts, 2022 - 2030, Grandview Research.

QT IMAGING

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12

Other Ultrasound Products Use 2D Imaging for Dense Breast Screening

GE Healthcare	SIEMENS	SonoCiné	HITACHI	Delphinus Medical Technologies	QT IMAGING
INVENIA ABUS	ACUSON S2000 ABVS	AWBUS	SOFIA 3D	DELPHINUS SOFTVUE	**BREAST ACOUSTIC CT**
					
DESIGN TYPE					
Articulating Arm	Articulating Arm	Articulating Arm Guided Handheld	Rotating Armature	Water Bath	Water Bath
OUTPUT					
Stacked 2D Reflection Slices	Stacked 2D Reflection Slices	Stacked 2D Reflection Slices	Stacked 2D Reflection Slices	Stacked 2D Slices	Only Full 3D
					

Mammography is ineffective in screening dense breasts.
Ultrasound techniques performed after MRI did not detect additional cancer(1) in dense breast

(1) Integration of Handheld Ultrasound or Automated Breast Ultrasound among Women with Negative Mammographic Screening Findings: A Multi-center Population-based Study in China

Source: Manufacturer's websites

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QT IMAGING

13

14 Image Quality Safety(1) Speed Cost Efficiency Patient Experience The QT Scanner Delivers a Better Experience for Patients than Traditional Systems QT IMAGING MRI HANDHELD ULTRASOUND MAMMOGRAPHY The QTI Imaging Advantage ...OVER MAMMOGRAPHY • Improved image quality • Safer (no radiation), allowing for more frequent imaging • Greater sensitivity and specificity • No special facility requirements • Quantifiable/repeatable …OVER HHUS • Superior image quality • Not operator dependent • Quantifiable/repeatable …OVER MRI • High resolution and contrast-to-noise ratio • No injection needed • Lower equipment cost • No special facility or shielding requirements (1) No radiation exposure or injections necessary Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

QT Imaging's FDA-cleared Solution for Dense Breasts

Many Women Have Dense Breasts, Which Mammograms are Inefficient in Screening for Cancer



50%
50%

50% of women between the ages of 40-74 in the US have dense breasts[1]

In ~84% of cases observed in a recent mini-study, QT Scanner identified abnormalities in dense breasts that were not identified by x-ray mammograms[2]



X-Ray Mammogram

QT Scan

The FDA Has Recognized the Importance of Breast Density in Breast Cancer Screening

Mammograms Must Include Breast Density Information, New FDA Rule Says

About half of the women over the age of 40 in the U.S. have dense breast tissue, which can make cancer scans hard to read[3]



"the new rule advises physicians and patients to consider breast density alongside other cancer risk factors when deciding whether additional screening is necessary"

– Hilary Marston,
CHIEF MEDICAL OFFICER, FDA

Mammography Misses 35.6–52.2% of Breast Cancers in Dense Breast Tissue[4]

(1) Breast Density on a Mammogram, Susan G. Komen
(2) QTI Study | Dense Breast Mass Detection
(3) "Mammograms Must Include Breast Density Information, New FDA Rule Says". Wall Street Journal
(4) The Role of Ultrasound in Screening Dense Breasts. NCBI.

QT IMAGING

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15

QTI Clinical Trials Provide Compelling Results for Adoption and Approvals

CLINICAL TRIALS	IMPLICATION OF RESULTS OR PRELIMINARY RESULTS
• Visual Grading Assessment of Quantitative Transmission Ultrasound Compared to Digital X-ray Mammography and Hand-held Ultrasound • Anatomy-Correlated Breast Imaging and Visual Grading Analysis Using Quantitative Transmission Ultrasound	QT can **see more anatomy** than mammography or handheld ultrasound
• Accuracy of Cyst vs. Solid Diagnosis in the Breast Using Quantitative Transmission (QT) Ultrasound • Breast Cyst Fluid Analysis Correlations Using Transmission Ultrasound • Objective Breast Tissue Image Classification Using Quantitative Transmission Ultrasound Tomography	QT can **distinguish specific tissues** unlike mammography or handheld ultrasound
• Quantitative Assessment of Breast Density: Transmission Ultrasound is Comparable to Mammography with Tomosynthesis	QT can **quantify breast density** unlike mammography or handheld ultrasound
• An Exploratory Study Comparing Transmission Ultrasound to Mammography on Recall Rates and Detection Rates for Breast Cancer	QT can **identify breast and reduce recall rates** better than mammography
• QT Ultrasound Tomography for Orthopedic Imaging	QT **can identify bone and joint structures**
• QT Ultrasound for Whole Body Imaging	QT **can identify internal body structures**

Current Partners

Tower Cancer Research Foundation

Dr. Susan Love Fund for Breast Cancer Research

Canada's premier Cancer centre:

Sunnybrook Health Sciences Centre

NIH National Institutes of Health
Turning Discovery Into Health

University of Illinois Urbana-Champaign

QT IMAGING

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16

QTI Clinical Trials:

Dense Breast Imaging Studies Using DBT Show Sensitivity Close to 40%[3]

Approximately 50% of women between the ages of 40-74 in the US have dense breasts[1], with **traditional mammography missing 35.6-52.2% of breast cancers in dense breast tissue**[2] making QT Scanner the only system effective at screening dense breast.



Implant With Mass


QT CC View

Cancer



Calcification


mammogram

Cysts

QTI **can see calcification missed by other imaging modalities** and is particularly effective in imaging dense breasts

(1) Breast Density on a Mammogram, Susan G. Komen
(2) The Role of Ultrasound in Screening Dense Breasts. NCBI.
(3) C. E. Comstock, MD, C. Gatsonis, PhD et al. "Comparison of Abbreviated Breast MRI vs Digital Breast Tomosynthesis for Breast Cancer Detection Among Women With Dense Breasts Undergoing Screening", JAMA 2020, 323(8):746-756

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17

Clinical Evidence:
Non-Inferiority to X-Ray Mammography (XRM)

Non-inferiority to XRM

- Breast Abnormalities
- Benign, non-cancer, normal without biopsy
- Cancer, abnormal with biopsy
- Different types of breast lesions (solid, cysts, complex)

Non-parametric ROC curves

The line closer to 1.0 is indicative of higher accuracy



TPF
FPF
0.0
0.2
0.4
0.6
0.8
1.0
QT: 0.746±0.028
DBT: 0.700±0.028

Proper binomial ROC curves

The line closer to 1.0 is indicative of higher accuracy



TPF
FPF
0.0
0.2
0.4
0.6
0.8
1.0
QT: 0.772±0.029
DBT: 0.728±0.031

QTI technology is a **potential alternative to mammography for breast cancer screening of women too young** to undergo mammography.

Ref : A MultiReader Multicase (MRMC) Receiver Operating Characteristic (ROC) Study Evaluating Noninferiority of Quantitative Transmission (QT) Ultrasound to Digital Breast Tomosynthesis (DBT) on Detection and Recall of Breast Lesions : Yulei Jiang, PhD, Elaine Iuanow, MD, Bilal Malik, PhD,, John Klock, MD, Academic Radiology, Vol 31, No 6, June 2024.

QT IMAGING

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Clinical Evidence:
Anatomic & Visual Grade with Comparative Modality

Normal Anatomic Comparison

- Visual Graded Analysis
- Compared QTI V/s HHUS, XRM
- Graded Equivalent or Better than XRM/ HHUS

X-Ray Mammography (XRM)

- 4 readers
- 22 breast , 20 subjects
- Lower score means better visualization



Median Score
0
1
2
3
4
5
Sk
Epi
Der
Hy
Coop
Ve
CenD
XLob
TerD
Mus
QT Ultrasound
XRM

Handheld Ultrasound (HHUS)

- 5 readers
- 17 breast , 17 subjects
- Lower score means better visualization



Median Score
0
1
2
3
4
5
Sk
Epi
Der
Hy
Coop
Ve
CenD
XLob
TerD
Mus
QTUS
HHUS

QTI technology is **highly accurate in visualizing the ductal and glandular tissue, even in dense breasts** where such visualization can be challenging using conventional breast imaging technologies like XRM and/or HHUS.

** ACR: American College Of Radiology

Ref : John C Klock, Elaine Iuanow, Kathleen Smith, Nancy A and Obuchowski (2017) Visual Grading Assessment of Quantitative Transmission Ultrasound Compared to Digital X-ray Mammography and Hand-held Ultrasound in Identifying Ten Breast Anatomical Structures. Clinical Trials 3: 015

QT IMAGING

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The Current Breast Imaging Paradigm Leads to Unnecessary Concern and Costs

Screening compliance is low



35%
65%

35% of women aged 40–70 do not get screened.[1]

- Do not follow guidelines
- Follow guidelines

Of the **65%** of women who do get screened, many suffer through unnecessary callbacks

Aside from the discomfort of the mammogram procedure, **up to 15% of women are called back** for additional procedures such as ultrasound, MRI or biopsies – which can be **expensive, time consuming and cause significant anxiety**[2]

For every **1,000** screening mammograms:

CALL BACK RATES
~15% call-backs rates with mammography

150



98% of Recalls are Avoidable

BIOPSIES
~10% biopsy rate for callbacks

15



Over 80% of Callback Biopsies are Benign[4]

CANCER INCIDENCE
0.3% cancer diagnosis[5]

3



(1) Mammography. Center for Disease Control and Prevention
(2)Very Well Health | 13 Reasons for a Mammogram Callback | Larell Scardelli
(3)PubMed | False-Negative Rate of Combined Mammography and Ultrasound for Women with Palpable Breast Masses | Carlos H.F. Chan, Suzanne B. Coopey, Phoebe E. Freer, and Kevin S. Hughes
(4)National Breast Cancer Foundation | Breast Biopsy: Procedure Types, What to Expect and Results
(5)U.S. Breast Cancer Statistics. Breastcancer.org.

QT IMAGING

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21Copyright ©2024 QT Imaging, Inc. All Rights Reserved. • Recall Rates: 10% Combined Recall Rate • Adherence to screening compliance: − 16% Decrease in Non-Cancer recall − 2% Decrease in Cancer Recall Clinical Evidence Recall Rate Approximately 150 women out of every 1,000 screened are recalled for more tests. Out of those 150, only three or four will be diagnosed with cancer. Unnecessary recalls create stress for the patient and have other negative impacts on and the breast healthcare industry. • Recall Rate is a metric to assess accuracy and detection rate • Anxiety Reducing Factor QTI technology improves non-cancer recall rates without substantially affecting cancer recall rates *An Exploratory Multi-reader, Multi-case Study Comparing Transmission Ultrasound to Mammography on Recall Rates and Detection Rates for Breast Cancer Lesions Bilal Malik, PhD, Elaine Iuanow, MD, John Klock, MD, Academic Radiology, Vol 29, No S1, January 2022

TECHNOLOGY OVERVIEW

Current Ultrasound Technologies Have Major Deficiencies


SoftVue









Shortfalls of Commercial Current, Rival Systems[2]:

- **Reflection images have speckle; compounding without refraction correction**
- No valid true "transmission" mode – use "shear wave" **(low resolution)** data (ABUS, AVUS, etc. are not transmission)
- Data yielded is **compounded 2D – not true "3D"** - Transmission images have artifacts.
- Low contrast-to-noise ratios (speckle)
- **Specificity for masses is relatively poor**
- Unable to view consistently calcifications – **misses 20% of cancers[1]**
- **No "functional" imaging** features for most(doubling time, tissue identification and specific tissue volume segmentations)
- **Poor reproducibility** of measurement and volume data
- Operator dependence (HHUS)

(1) A Multireader Multicase (MRMC) Receiver Operating Characteristic (ROC) Study Evaluating Noninferiority of Quantitative Transmission (QT) Ultrasound to Digital Breast Tomosynthesis (DBT) on Detection and Recall of Breast Lesions
Jiang, Yulei et al., Academic Radiology, in press.
(2) Based on opinion of QTI management. QTI believes necessary data has been obtained through 18 separate clinical trials

QT IMAGING

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24 Critical Modality Advantages of QTI’s Breast Acoustic CT(1) • Clinically useful sensitivity and specificity • Presence of comparative clinical trials • Proven success in head-to-head trials against mammography • Ability to determine doubling times – can identify slow growing cancers and help prevent cancer deaths • Enhanced volume measurements – can follow cancer treatments and provide breast density measurements • Patented technology opens the door for potential future growth in orthopedic and pediatric imaging 24 (1) Based on opinion of QT Imaging Holdings team. QTI believes necessary data has been obtained through 18 separate clinical trials Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

Why QTI Scan Generates Better Resolution Compared to MRI: **More Data!**

MRI
Planar



Spiral data acquisition for speed of acquisition
2mm gap
Receiver Array
Receiver Array

Data points per voxel
~180 thousand data points (1)

22 million voxels

~200,000
times more data per voxel than *(N_{MRI})*

QTI (3D UT)
Volumetric



20mm overlapping detectors
Receiver array
Receiver array
Receiver array
Receiver array
Receiver array

Data points per voxel
~36 billion data points

QT redundancy of data means:
- Similar collection time and resolution
- Higher detection capability
- Higher Signal-to-Noise (without Gadolinium or other contrast)
- Repeatable quantitative measurements
- Quantitative and morphological biomarkers for longitudinal studies

(1) Y. Gao and S. L. Heller, "Abbreviated and Ultrafast Breast MRI in Clinical Practice," RadioGraphics, vol. 40, pp. 1507-1527, 2020

Note: Voxel is a 3D version of a pixel

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Technical Capabilities

- **Resolution of ~600 microns in reflection** compared to 800 microns[1] for MRI (depends on field strength, homogeneity etc)
- **Contrast to noise ratio of 23:1 at 100 microns** (in reflection; can detect small calcifications)
- **Contrast to noise ratio of 15:1** (at resolution in transmission – speed of sound)
- **Speckle-free because of 360^0 compounding and refraction correction** for reflection image
- **Volumetric data acquisition (3D)**, not stacked 2D slices
- Volumetric reproducibility 0.2% for fibro glandular volume
- Volumetric accuracy better than 3% extrapolated from linear accuracy ~1% (vertical < 2%)



0.1-0.3 mm
0.5 mm
1 mm
3 mm
2 mm

(1) Y. Gao and S. L. Heller, "Abbreviated and Ultrafast Breast MRI in Clinical Practice," RadioGraphics, vol. 40, pp. 1507-1527, 2020

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Enhanced Clinical Capabilities and Value

- **High-quality and high-resolution native 3D Imaging**
- **Quantifiable images** enables accurate analysis, comparison and trending
- Consistent and reproduceable image quality **regardless of operator or breast size/tissue type**
- **Clinical feature detection of 50-100 microns** including microcalcifications
- Functional imaging capability - **determine tissue type from the speed of sound**
- **Allows tissue doubling time assessments – similar to MRI and CT**
- Highly accurate measurements, **not scanner operator dependent**


Breast Acoustic CT

(1) Y. Gao and S. L. Heller, "Abbreviated and Ultrafast Breast MRI in Clinical Practice," RadioGraphics, vol. 40, pp. 1507-1527, 2020

QT IMAGING

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28 Normal Breast Dense Breast Cyst Tumor Solid Tumor Calcification Imaging Accuracy in Breast Mass Diagnosis(1) QT IMAGING HHUSXRM CE-MRI Cancer Proved by Biopsy and Histology Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved. (1) Based on opinion of QT Imaging Holdings team..

Resolution and Detectability:
MRI vs QTI's Acoustic CT (3D UT)

MRI

MRI image of a piglet lung



MRI resolution depends on acquisition time, B1 inhomogeneity, etc.

QTI's Acoustic CT


Alveoli

Higher resolution than 3T MRI in air-filled organs

QTI's Acoustic CT (3D UT) with reflection mode

- Resolution is almost isotropic (transmission)
- Sub-mm resolution
- Detectability 0.1 mm

First time structures as small as the **Lung Alveoli** can be seen in vivo!

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29

MARKET POSITIONING

31 Market Positioning of Breast Acoustic CT Scanner Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved. Not intended to compete with mammography for screening, although many patients may find it preferrable for: • Dense breasts • Implants • Post therapy screening where breasts can be sensitive to compression • When concerned about radiation dose Diagnostic alternative to MRI • Lower cost, faster, more accessible • Similar image quality and diagnostic value • More tolerable for patient (claustrophobia, noise, time, no contrast) • Images are inherently quantitative and repeatable, and hence serve as an imaging biomarker (helps following a patient) • Scanner is easily deployable (<2 days) and frees MRI scanners for other non-breast imaging studies Diagnostic alternative to Hand-held Ultrasound • Native 3D imaging (like MRI and CT) • Quantifiable image analysis • No need for specialized technologist training • Consistent and reproducible image quality regardless of operator

OPEN ANGLE SCANNER

33 Developing an Open Angle Scanner Will Expand the Technology to New Markets …providing significant potential to access new markets and applications • The Open Angle Scanner uses an open, partial angle configuration which reduces the viewing field from 3600 to 3250 and provides additional capabilities for QTI technology in: − Orthopedic imaging − Prostate imaging − Whole body infant scanning − Biopsy and image-guided diagnostic and treatment procedures • The scanner satisfies the need for better image reconstruction techniques in partial-ring tomography systems • Potential to prevent cancers from developing into advanced stages • Representative point-of-care target markets include: ORTHOPEDIC SURGEONS [IN-OFFICE] SPORTS TEAMS [ON THE FIELD] MILTARY [SHIPS & FIELD USE] Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

Q2’ 24 AND YTD ENDING 06/30/24 FINACIALS

35Copyright ©2024 QT Imaging, Inc. All Rights Reserved. Financial Highlights for Q2’24 QTD and YTD Ending 06/30/24 • Commercial revenue was $1.7 million during the second quarter of 2024, compared to $1.4 million during the first quarter of 2024 and less than $0.1 million during the second quarter of 2023. • Commercial revenue was $3.1 million for the six months ended June 30, 2024, compared to less than $0.1 million for the six months ended June 30, 2023. • Gross margin of 51% in the second quarter of 2024, compared to gross margin of 56% in the first quarter of 2024 and insignificant margin in the second quarter of 2023. The decrease in margin in the second quarter of 2024 compared to the first quarter of 2024 was attributable to variability in the weighted average cost related to the Company's existing inventory. The increase in margin during 2024 was due to the sale and delivery of four QT Breast Scanners during the second quarter of 2024, compared to no deliveries in the second quarter of 2023. • Gross margin of 53% during the six months ended June 30, 2024, compared to negative margin in 2023 YTD due to the sale and delivery of seven QT Breast Scanners in 2024 YTD, compared to no deliveries in 2023 YTD.

36Copyright ©2024 QT Imaging, Inc. All Rights Reserved. Financial Highlights for Q2’24 QTD and YTD Ending 06/30/24 • Net loss of $1.2 million for the second quarter of 2024, compared to net loss of $1.3 million for the second quarter in 2023. Q2’24 net loss includes: ➢ $2.1 million of net non-cash income related to the change in fair value of the warrant, derivative, and earnout liabilities and $0.2 million of warrant modification expense, compared to a net loss of $1.3 million for the second quarter of 2023, which included stock-based compensation expense of $0.2 million and one-time transaction expenses of $0.2 million. • Net loss of $5.5 million for the first six months of 2024, compared to net loss of $3.2 for the first six months of 2023. 2024 YTD net loss includes: ➢ $3.8 million of net non-cash income related to the change in fair value of warrants, derivatives, and contingent consideration that were recorded as part of the closing of the business combination with GigCapital5, Inc. on March 4, 2024 and outstanding as of June 30, 2024, less than $0.1 million of stock-based compensation expense, $0.2 million warrant modification expense, and $4.3 million of one-time transaction expenses. • Non-GAAP Adjusted EBITDA of $(2.1) million for the second quarter of 2024, compared to $(0.7) million for the second quarter of 2023. • Non-GAAP Adjusted EBITDA of $(3.3) million for the first six months of 2024, compared to $(1.7) million for the first six months of 2023. • The company ended Q2’24 with $4.6M in cash, compared to end of Q1’24 with $5.6M in cash, thus the burn rate was about $1.0M.

37Copyright ©2024 QT Imaging, Inc. All Rights Reserved. Summary of Q2 QTD and YTD Ending 06/30/24 GAAP Results

38Copyright ©2024 QT Imaging, Inc. All Rights Reserved. Summary of Q2 QTD and YTD Ending 06/30/24 Non-GAAP Results

39 Adjustments to EBITDA (1) The decrease in fair value of warrant liability during the three and six months ended June 30, 2024 relates to the liability classified private placement warrants to reflect the decrease of the publicly traded price per warrant. Additional expense related to the modification of these warrants was recorded as other expense in the condensed consolidated statements of operations during the three and six months ended June 30, 2024. (2) The decrease in fair value of derivative liability during the three and six months ended June 30, 2024 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of March 31, 2024 and June 30, 2024 for financial reporting purposes. The change in derivative liability was recorded as other income in the condensed consolidated statements of operations during the three and six months ended June 30, 2024. (3) The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of March 31, 2024 and June 30, 2024. The net change in fair value of the earnout liability was recognized as other expense in the condensed consolidated statements of operations during the three and six months ended June 30, 2024, respectively. (4) The Company incurred transaction expenses related to the Merger with GigCapital5, Inc,, which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with the issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the condensed consolidated statements of operations during the six months ended June 30, 2024. The Company recorded $0.2 million and $0.6 million of transaction costs during the three and six months ended June 30, 2023. Copyright ©2024 QT Imaging Holdings, Inc. All Rights Reserved.

Summary of Q2'24 QTD and Q2'23 QTD P&L Results

Actuals	Q2 FY24	Q2 FY23	
Scanners Sold:	4	-	
Revenue	1,714,034	3,183	A
COGS	839,484	3,121	A
Gross profit	**874,550**	**62**	
Gross margin	**51.0%**	**1.9%**	
R&D	925,082	349,657	B
G&A	2,169,541	848,832	C
Operating expenses	**3,094,623**	**1,198,489**	
Operating loss	**(2,220,073)**	**(1,198,427)**	
Other income/expense	(187,393)	-	D
Interest expense, net	(1,095,050)	(131,588)	E
Change in fair value of warrant liability	213,942	-	F
Change in fair value of derivative liability	1,729,700	-	G
Change in fair value of earnout liability	310,000	-	H
Net loss	**(1,248,874)**	**(1,330,015)**	
Weighted-average number of shares	**21,440,447**	**9,540,533**	
Net loss per share - basic and diluted	**$ (0.30)**	**$ (0.14)**	
EBITDA:			
Net loss	**(1,248,874)**	**(1,330,015)**	
Other expenses and fair value adjustments	(2,053,129)	-	
Interest expense	1,095,050	131,588	E
Deprecation and Amortization	85,903	116,035	I
Stock-based compensation	-	208,627	J
Transaction expenses related to the merger recorded in G&A	-	206,361	
Adjusted EBITDA	**(2,121,050)**	**(667,404)**	
Adjusted EBITDA per share	**$ (0.10)**	**$ (0.07)**	

Highlights

A 4 scanners sold & delivered in Q2'24 vs 0 scanners in Q1'23. Revenue ranged $300K-450K/unit and average cost for legacy scanners was $210K/unit, which includes a mix of previously depreciated scanners

B R&D expenses are comprised of salaries, stock-based compensation, consultants, and depreciation expense for software, science, MBHTC, and engineering cost centers.

C G&A increased due to new hires, bonuses, and recruiting fees as part of planned growth.

D $201K modification expense related to private warrants, offset by $16K of income related to QTI Center.

E Interest expense increased due to discount amortization for the Yorkville and CableCar notes

F Price of warrants decreased during Q2 from $0.036 to $0.021 per warrant.

G Derivative liability for the Yorkville note decreased due to stock price decreasing from $1.06/share as of 3/31/24 to $0.739 as of 6/30/24.

H Earnout liability decreased due to drop in stock price during Q2.

I Depreciation decreased due to transfer of scanners to inventory.

J On 3/4/24, all oustanding stock options were cancelled. No new grants until July 2024

QT IMAGING

Copyright ©2024 QT Imaging, Inc. All Rights Reserved.

40

Summary of YTD Ending 06/30/24 and YTD Ending 06/30/23 P&L Results

Actuals	Q2 FY24 YTD	Q2 FY23 YTD	
Scanners Sold:	7	-	
Revenue	3,076,197	10,747	A
COGS	1,441,568	49,698	A
Gross profit	**1,634,629**	**(38,951)**	
Gross margin	**53.1%**	**N/A**	
R&D	1,567,628	771,544	B
G&A	7,865,751	2,140,497	C
Operating expenses	**9,433,379**	**2,912,041**	
Operating loss	**(7,798,750)**	**(2,950,992)**	
Other income/expense	(208,324)	-	D
Interest expense, net	(1,694,019)	(261,870)	E
Change in fair value of warrant liability	190,819	-	F
Change in fair value of derivative liability	4,712,800	-	G
Change in fair value of earnout liability	(750,000)	-	H
Net loss	**(5,547,474)**	**(3,212,862)**	
Weighted-average number of shares	**17,333,000**	**9,528,880**	
Net loss per share - basic and diluted	**$ (0.62)**	**$ (0.34)**	
EBITDA:			
Net loss	**(5,547,474)**	**(3,212,862)**	
Other expenses and fair value adjustments	(3,953,106)	-	
Interest expense	1,694,019	261,870	E
Deprecation and Amortization	184,776	232,861	I
Stock-based compensation	38,984	417,255	J
Transaction expenses related to the merger recorded in G&A	4,300,703	562,140	
	-		
Adjusted EBITDA	**(3,282,098)**	**(1,738,736)**	
Adjusted EBITDA per share	**$ (0.19)**	**$ (0.18)**	

Highlights

A 7 scanners sold & delivered in Q2'24 YTD vs 0 scanners in Q1'23 YTD. Revenue ranged $300K-450K/unit and average cost for legacy scanners was $205K/unit, which includes a mix of previously depreciated scanners

B R&D expenses are comprised of salaries, stock-based compensation, consultants, and depreciation expense for software, science, MBHTC, and engineering cost centers.

C G&A increased due to new hires, bonuses, and recruiting fees as part of planned growth. Includes $4.3 million of one-time transaction expenses incurred in Q1'24 related to merger with GigCapital5.

D $201K modification expense related to private warrants

E Interest expense increased due to discount amortization for the Yorkville and CableCar notes

F Price of warrants increased during Q2 YTD from $0.01 to $0.021 per warrant.

G Derivative liability for the Yorkville note decreased due to stock price decreasing from $3.53/share as of merger date on 3/4/24 to $0.739 as of 6/30/24.

H Q1'24 is the initial period we recorded the earnout liability. Probability and assumptions are based on revenue targets and FDA milestones.

I Depreciation decreased due to transfer of scanners to inventory.

J On 3/4/24, all oustanding stock options were cancelled. No new grants until July 2024

QT IMAGING

Copyright ©2024 QT Imaging, Inc. All Rights Reserved.

41

Summary of Q2'24 QTD and Q2'23 QTD Cash Flow Results

Cash Flow Statement	Q2 FY24 QTD	Q2 FY23 QTD	
Net loss	(1,248,874)	(1,330,014)	
Adjustments:			
Depreciation and amortization	85,902	116,035	A
Stock-based compensation	-	208,627	B
Warrant modification expense	200,513	-	
Fair value of common stock issued in exchange for services	3,655	-	C
Loss on issuance of common stock related to subscription agreer	-	-	C
Non-cash interest	902,065	10,772	E
Non-cash operating lease expense	(6,507)	(2,062)	
Loss on disposal of assets	-	124	
Change in fair value of warrant liability	(213,942)	-	F
Change in fair value of derivative liability	(1,729,700)	-	F
Change in fair value of earnout liability	(310,000)	-	F
Changes in operating assets and liabilities:			
Accounts receivable	(186,781)	5,840	G
Inventory	766,321	4,818	H
Prepaid expenses and other current assets	325,817	(5,909)	I
Other assets	-	5,000	
Accounts payable	(162,190)	393,525	J
Accrued expenses and other current liabilities	1,371,144	(55,504)	J
Deferred revenue	(311,905)	-	C
Other liabilities	(465,084)	120,067	O
Net cash used in operating activities	**(979,566)**	**(528,681)**	
Net cash used/provided by investing activities	**(26,977)**	**(1,125)**	
Proceeds from sale of common stock and warrants	-	70,000	
Repayment of long-term debt	(32,548)	(32,216)	
Proceeds from related party payable	-	350,000	
Net change in cash	(1,039,091)	(142,022)	
Beginning cash balance	5,640,231	398,057	
Ending cash balance	**4,601,140**	**256,035**	

Highlights

- A Scanners 18 and 22 transferred to inventory
- B Oustanding stock options cancelled on 3/4/24
- C Return of a customer deposit for scanner
- D Exercise price of private placement warrants reduced from $11.50 to $2.30 per warrant
- E Primarily driven by Yorkville and CableCar notes
- F Same explanation as for P&L
- G AR increased due to the open balance on two scanners shipped to NXC/Oklahoma
- H Decrease due to 4 scanners sold
- I D&O insurance of $987K, less 3 month amortization
- J Reclassification of accrued interest to other current liablilities and accrued legal expenses
- O Reclass of accrued interest to other current liablities

QT IMAGING

Copyright ©2024 QT Imaging, Inc. All Rights Reserved.

42

Summary of YTD Ending 06/30/24 and YTD Ending 06/30/23 Cash Flow Results

Cash Flow Statement	Q2 FY24	Q2 FY23	
Net loss	(5,547,464)	(3,212,961)	
Adjustments:			
Depreciation and amortization	184,775	232,861	A
Stock-based compensation	38,984	417,255	B
Warrant modification expense	200,513	-	
Provision for credit losses	1,290	-	
Fair value of common stock issued in exchange for services	3,718,349	-	C
Loss on issuance of common stock related to subscription agreer	206,000	-	C
Non-cash interest	1,200,670	21,545	E
Non-cash operating lease expense	(11,876)	(4,124)	
Loss on disposal of assets	-	124	
Change in fair value of warrant liability	(190,819)	-	F
Change in fair value of derivative liability	(4,712,800)	-	F
Change in fair value of earnout liability	750,000	-	F
Changes in operating assets and liabilities:			
Accounts receivable	(669,138)	-	G
Inventory	1,352,734	53,869	H
Prepaid expenses and other current assets	(553,691)	(40,550)	I
Other assets	-	10,000	
Accounts payable	(2,280,535)	785,744	J
Accrued expenses and other current liabilities	51,572	(23,974)	J
Deferred revenue	(315,873)	-	
Other liabilities	(377,772)	238,814	O
Net cash used in operating activities	**(6,955,081)**	**(1,521,397)**	
Net cash used/provided by investing activities	**(26,977)**	**(1,125)**	
Proceeds from sale of common stock and warrants	-	1,017,850	
Processed from stock subscriptions (related party)	500,000	-	K
Proceeds from long-term debt, net of issuance costs	10,525,000	-	L
Repayment of long-term debt	(65,018)	(64,369)	
Repayment of bridge loans	(800,000)	-	M
Proceeds from related party payable	-	350,000	
Net change in cash	4,416,454	(219,041)	
Beginning cash balance	184,686	475,076	
Ending cash balance	**4,601,140**	**256,035**	

Highlights

A Scanners 18 and 22 transferred to inventory
B Oustanding stock options cancelled on 3/4/24
C Extension Expense, Exit Strategy Partners, LionBay, DFIN, etc.
D Exercise price of private placement warrants reduced from $11.50 to $2.30 per warrant

E Primarily driven by Yorkville and CableCar notes
F Same explanation as for P&L
G AR increased due to the open balance on two scanners shipped to NXC/Oklahoma
H Decrease due to 7 scanners sold

I D&O insurance of $987K, less 4 month amortization
J Repayment of aged AP and accrued expenses, most relate to transaction expenses
K Stock subscription received from Sky D Ventures
L Yorkville and CableCar note less issuance costs
M 4 bridge notes were repaid (Meteora, Sea Otter, Funicular, Gig4L) and 1 note was converted (USCG)
N Net cash received from the merger after payment per non-redemption agreements and

O Reclass of accrued interest to other current liablities

QT IMAGING

Copyright ©2024 QT Imaging, Inc. All Rights Reserved.

43

44 Investment Highlights Cutting-edge imaging technology with multiple potential applications creates a tremendous opportunity to transform the imaging market Committed & Experienced Executive Suite Industry-Transforming Imaging Technology Platform Recognized by Industry Incumbents Recent Changes to FDA Rules and USPSTF Guidance on Breast Screening Provide Meaningful Tailwinds and Momentum Differentiated Solution in Large and Important, $5B(1) Breast Screening Market Potential to Significantly Expand TAM Through Adjacent Market Applications NXC Imaging Distribution Agreement to Drive Accelerated Commercial Roll- out Feasibility Study Agreement signed with Canon Medical Systems and under execution (1) Coherent Market Insights Copyright ©2024 QT Imaging, Holdings, Inc. All Rights Reserved.

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